UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRPT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

Exchange Transaction

On August 20, 2025, Sarepta Therapeutics, Inc. (the “Company”) entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of its 1.25% Convertible Senior Notes due 2027 (the “Existing Convertible Notes”). Under the terms of the Exchange Agreements, the holders party thereto have agreed to exchange with the Company approximately $700.0 million in aggregate principal amount of Existing Convertible Notes held by them for (i) approximately $602.0 million in aggregate principal amount of 4.875% Convertible Senior Notes due 2030 (the “New Convertible Notes”), which is equal to $860 of New Convertible Notes per $1,000 principal amount of Existing Convertible Notes exchanged, (ii) shares (collectively, the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (iii) an aggregate of approximately $123.3 million in cash, which is equal to approximately $176.19 per $1,000 principal amount of Existing Convertible Notes exchanged (such exchanges, collectively, the “Exchange”). The number of Shares issued in the Exchange will be equal to the quotient of (1) $110.0 million and (2) the greater of (i) the average of the daily volume-weighted average price of our Common Stock over a period of five trading days beginning after the date hereof and (ii) $16.46.

The New Convertible Notes will be senior unsecured obligations of the Company and will mature on September 1, 2030, unless earlier repurchased, redeemed or converted. The New Convertible Notes bear cash interest at the annual rate of 4.875%, payable on March 1 and September 1 of each year, beginning on March 1, 2026. The New Convertible Notes have an initial conversion rate of 16.6667 shares of Common Stock per $1,000 principal amount of New Convertible Notes (which is equivalent to an initial conversion price of approximately $60.00 per share of Common Stock), representing an approximately 191.5% conversion premium based on the last reported sale price of Common Stock of $20.58 per share on August 20, 2025. Before March 1, 2030, the New Convertible Notes will only be convertible in certain circumstances and during specified periods, and on or after March 1, 2030 at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Company will settle conversions of the Notes through payment or delivery, as the case may be, of cash, shares of Common Stock of the Company or a combination of cash and shares of Common Stock, at the Company’s option (subject to, and in accordance with, the settlement provisions of the Indenture). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid special interest, if any.

The New Convertible Notes will be redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, on or after September 6, 2028 and before the 21st scheduled trading day immediately preceding the maturity date, but only if the last reported sale price per share of Common Stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the New Convertible Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. If the Company undergoes a “fundamental change” (as defined in the indenture governing the New Convertible Notes), holders of the New Convertible Notes may require the Company to repurchase for cash all or any portion of their New Convertible Notes at a repurchase price equal to 100% of the principal amount of the New Convertible Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the repurchase date.

The Exchange is expected to close on or about August 28, 2025, subject to customary closing conditions. The issuance of the New Convertible Notes will occur pursuant to an indenture related to the New Convertible Notes, to be dated on or around August 28, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee.

Private Placement Transaction

Also on August 20, 2025, the Company entered into a privately negotiated subscription agreement (the “Subscription Agreement”) with J. Wood Capital Advisors LLC (“JWCA”) for the private placement of a number of shares of Common Stock (the “PIPE Shares”), equal to the quotient of (1) $20.0 million and (2) the greater of (x) the last reported sale price of our Common Stock on August 27, 2025 and (y) $14.41, rounded down to the nearest whole share, representing gross proceeds of approximately $20.0 million. In addition, we have entered into an engagement letter, dated August 18, 2025 (the “Engagement Letter”) with JWCA, pursuant to which JWCA may elect to receive up to 835,765 shares of our Common Stock in lieu of a fee for financial advisory services (the “Fee Shares”).

The issuance of the New Convertible Notes and the Shares under the Exchange Agreements, the PIPE Shares under the Subscription Agreement and the Fee Shares under the Engagement Letter is being made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The New Convertible Notes, the Shares and the PIPE Shares will be issued only to investors that qualified as institutional “accredited investors” (as such term is defined in Rule 501 of the Securities Act) and “qualified institutional buyers” (as such term is defined in Rule 144A of the Securities Act).

The New Convertible Notes, the Shares, the PIPE Shares and the Fee Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and such other jurisdictions.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements about the completion of the proposed Exchange. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, without limitation, satisfaction of customary closing conditions related to the proposed Exchange and that the Company may not be able to consummate the Exchange on the terms described herein. In addition, applicable risks also include those that are listed under the heading “Risk Factors” and elsewhere in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, and in the Company’s subsequent filings with the Securities and Exchange Commission. Except as otherwise noted, these forward-looking statements speak only as of the date of this Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

Date: August 21, 2025	By:	/s/ Ian Estepan
Ian Estepan
President and Chief Operating Officer